AMENDED AND RESTATED ASSET PURCHASE AGREEMENT

         This AMENDED AND RESTATED ASSET PURCHASE AGREEMENT ("Agreement") is made and entered into as of the 31st day of December 2002, ("Effective Date") by and between HOME GOLD, INC., a South Carolina corporation ("Seller"); and EMMCO,LLC, a South Carolina limited liability company ("Purchaser"). Seller and Purchaser are sometimes referred to individually as "Party" and collectively as the "Parties."

                                    RECITALS

         A. The purpose of this Agreement is to substitute Emmco, LLC for Emmco Credit Corp, Inc. as Purchaser and to restate in amended form that certain Asset Purchase Agreement dated November 19, 2002 between Seller and Emmco Credit Corp., Inc. for the terms and conditions upon which Purchaser will purchase the retail mortgage loan origination division (the"Business") of Seller. The Business is sometimes hereinafter called "HGI". It is generally described and defined by Seller as follows:

         Seller is a South Carolina corporation. It is primarily in the business of operating a retail mortgage loan origination business. That retail mortgage loan origination business is operated separately and constitutes HGI. All of the assets (except for Excluded Assets, if any) of the Business are to be sold by Seller to Purchaser pursuant to this Agreement.

         HGI originates mortgage loans secured by first and second lien mortgages (or deeds of trust). Approximately seventy-five percent (75%) of the loans are to subprime borrowers. The average loan is for approximately $80,000.00, and the monthly origination volume currently is approximately $80 Million.

         HGI operates a number of retail loan origination centers (seventeen at the present time) at locations noted below. HGI generates income from origination fees, the sale of loans to third parties and interest income earned during the typically short period during which HGI holds the notes prior to sale.

         HGI has adopted and implemented a marketing plan to generate loan production. The marketing plan consists of the following:

                  1. HGI produces weekly direct mailings to potential borrowers. The mailing lists are compiled from data collected from various sources based on HGI's experience as to the profiles of the most likely borrowers. Two and a half weeks after the mailing, each recipient of a mailer is called by a telemarketer to follow up and identify prospective borrowers from whom loan applications can be obtained. Between 425 and 500 loan applications are generated each day in this manner. For some time, HGI was sending out 325,000 direct mailings per week, but in the last six months, that number has been cut in half with

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                                       2

         no associated loss in applications. Loan closings attributable to direct mailings result in approximately 45% of HGI's loan closings.

                  2. HGI solicits loans through the Internet, utilizing both its own website and Internet mortgage loan leads from a variety of sources. Loan applications through that source result in approximately five percent (5%) of HGI's loan closing.

                  3. HGI does direct telemarketing consisting of outbound calls and cold calls from call centers. That telemarketing results in approximately 50% of the loan closings.

         Presently, HGI has seventeen office locations, each of which is equipped to solicit and accept home mortgage loans. Those locations are:

                                                        Office Has Been Open
                                                        --------------------
                   City/State                             Continuously Since
                   ----------                             ------------------

                   Columbia, S.C.                                       1998
                   Greenville, S.C.                                     1998
                   Cincinnati, OH                               October 2000
                   Phoenix, AZ                                    April 2001
                   San Antonio, TX                             November 2001
                   Huntington Valley, PA**                      January 2002
                   St. Louis, MO                               February 2002
                   Indianapolis, IN **                            March 2002
                   Oklahoma City, OK                              April 2002
                   Long Island, NY **                             April 2002
                   Nashville, TN                                  April 2002
                   Cleveland, OH  **                                May 2002
                   New Haven, CT  **                               May, 2002
                   Richmond, VA   **                               May, 2002
                   Sacramento, CA                                  May, 2002
                   Reed Avenue                                  August, 2002
                   Chicago, IL    **                         September, 2002

**  These  office  locations  will  not be  made a part  of the  Asset  Purchase
Agreement.

         B. The purpose of this Agreement is to set forth the terms and conditions upon which Seller has agreed to sell to Purchaser, and Purchaser has agreed to purchase, such assets and assume certain specified obligations in connection therewith, all as hereinafter set forth.

         NOW, THEREFORE, FOR A VALUABLE CONSIDERATION, including the mutual agreements contained herein, the Parties do hereby agree as follows:

         1. DEFINITIONS. Except as otherwise expressly provided herein or unless the context otherwise requires, the following terms, for all purposes of this Agreement, shall have the following respective meanings hereinafter specified:


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                                       3

                  "AFFILIATE" means a Person, directly or indirectly, under the control of, controlled by or under common control with another Person.

                  "ASSETS" means all of the property, business and assets of Seller existing and owned by Seller on the Closing Date and used solely in the Business on the Closing Date, and shall include without limitation:

                           (i)  the  vehicles,  trade  fixtures,  machinery  and
                  equipment,  computers,  office  equipment and supplies,  other supplies, furniture, parts and other tangible personal property owned or used solely in the conduct of the Business, as set forth on Schedule 1(i), and any additions or accessions thereto or substitutions therefore or proceeds thereof (collectively the "Equipment");

                           (ii) to the extent  assignable,  all right, title and
                  interest of Seller under the written contracts, agreements and understandings related solely to servicing the Equipment and Intellectual Property, including as set forth on Schedule 1(ii) (collectively the "Contracts") provided that the obligations of any such Contracts to be assigned are limited to obligations accruing or occurring after the Closing. The Contracts to be assigned to Purchaser and accepted by it are expressly limited to those Contracts listed on said Schedule 1(ii);

                           (iii) all (A) loan production processes and techniques, research and development information, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans, techniques, procedures and studies, customer lists, requirements and other information, (B) other proprietary rights relating to any of the foregoing (including without limitation remedies against infringements thereof and rights of protection of interests therein under the Laws of all jurisdictions) and (C) copies and tangible embodiments thereof, in each case only if used solely in the Business (collectively the "Intellectual Property");

                           (iv) all records,  invoices and other  documents  and
                  information necessary to the ownership of the Assets and/or operation of the Business and used solely in the Business, whether stored in or readable or accessible by computer or otherwise, including, without limitation; (A) all customer and vendor purchase orders and invoices related to the Assets; (B) all records, correspondence and accountings related to the Business, all marketing and statistical information pertaining to the retail mortgage loan origination programs (including the purchase, administration, collection practices and sales thereof) of Seller and, to the extent in its possession at the Closing, of its competitors and customers for not less than one (1) year prior to the date hereof and bills of sale and warranties received by Seller upon its acquisition of machinery and equipment of the Business (collectively, the "Books and Records");

                           (v) all of Seller's right and interest in its Pre-paid marketing expense in the approximate amount of $6.4 million;

                           (vi) all Broker Agreements as defined below;

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                                       4

                           (vii) all Seller's  capital stock in Surety Mortgage,
                  Inc.;

                           (viii) all  membership  interest of Seller in Provost
                  Montana, LLC;

                           (ix)  the  49%  membership   interest  of  Seller  in
                  Connected Information Services, Inc; and

                                     (ixi)  to  the  extent  transferable,   all
                  existing telephone numbers now used solely in connection with the Business and all related cable and/or telephone lines which may be required to utilize existing telephone lines with such existing numbers.

                  "ASSUMED   LIABILITIES"  means  those  Liabilities  of  Seller
          assumed at Closing by Purchaser and which are limited to the Liabilities of Seller set forth on Schedule 1(a).

                  "BOOKS  AND   RECORDS"  has  the  meaning  set  forth  in  the
         definition of Assets.

                  "BROKER AGREEMENTS" are all contracts between Seller and real estate lenders listed on Schedule 1(b) attached hereto and by this reference made a part hereof who are associated with the Business in any way.

                  "BUSINESS" (also sometimes referred to herein as "HGI") means the business as outlined in Paragraph A of Recitals and includes expansions of the Business made by Purchaser after the Date of Closing.

                  "CLOSING"   means  the   consummation   of  the   transactions
         contemplated by this Agreement.

                  "CLOSING DATE" means December 31, 2002, or any other date which the Parties hereto agree as being the date on which the Closing is to take place, subject to reasonable adjournments requested by any Party hereto in order to satisfy the conditions required to be satisfied by it, or in order for conditions, which are not in the control of either Party, to be satisfied.

                  "CONTRACTS" has the meaning set forth in the definition of Assets.

                  "DEFAULT" means an event of default, as defined in this Agreement, or any event which, with the passage of time or the giving of notice or both, would constitute an event of default or other breach under such document or instrument.

                  "EMPLOYMENT AGREEMENTS" means any agreement, understanding or contract with any Person to which Seller is a party relating to employment, non-competition, management, agency or consulting.

                  "ENCUMBRANCES" means all claims, mortgages, pledges, liens, encumbrances, security interests and adverse interests of every nature whatsoever, but shall not mean Permitted Encumbrances.


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                                       5

                  "EQUIPMENT" has the meanings set forth in the definition of Assets.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "ERISA AFFILIATE" means a corporation that is or was a member of a controlled group of corporations with Seller within the meaning of
         Section 4001(a) or (b) of ERISA or Section 414(b) of the Code, a trade or business (including a sole proprietorship, partnership, trust, estate, limited liability company or corporation) that is under common control with Seller within the meaning of Section 414(m) of the Code, or a trade or business which, together with Seller, is treated as a single employer under Section 414(o) of the Code.

                   "EXCLUDED ASSETS" means those assets listed in Schedule 1(c).

                  "GOVERNMENTAL BODY" means any federal, state, provincial, municipal or other governmental department, commission, board, bureau, authority, court, agency or instrumentality, domestic or foreign.

                  "INDEBTEDNESS" means with respect to any Person, (a) all obligations of such Person for borrowed money, or with respect to deposits or advances of any kind (including amounts by reason of overdrafts and the face amount and all un-reimbursed obligations under letters of credit), (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person, (d) all obligations of such Person issued or assumed as the deferred purchase price of property or services (other than accounts payable to creditors for goods and services incurred in the ordinary course of business), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Encumbrance on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (f) all obligations of such Person under leases required to be accounted for as capital leases under GAAP and (g) all guarantees by such Person.

                  "INTELLECTUAL PROPERTY" has the meaning set forth in the definition of Assets.

                  "KNOWLEDGE" means with respect to each party (i.e., Seller and Purchaser) to the knowledge of any Person who had an actual working relationship with and/or actual knowledge of the Business and the transactions/matters to which such Knowledge applies or such knowledge as should have put such person on notice of any fact or claim.

                  "LAWS" means statutes, rules, regulations and ordinances of any Governmental Body and the case law determined by appellate courts in applicable jurisdictions.

                  "LIABILITY" or "LIABILITIES" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or un-accrued, whether liquidated or unliquidated, and whether due or to become due), including Indebtedness and liability for Taxes.

                  "MATERIAL ADVERSE EFFECT" means a materially adverse effect on the business, customers, assets, operations, properties or condition, financial or otherwise, of the Person to which it refers, taken as a whole, other than changes that may affect the mortgage industry generally.

                  "ORDER" means any order, writ, injunction, decree, judgment, award, determination, direction or demand of a Governmental Body.

                  "PERMITTED ENCUMBRANCES" means Encumbrances that (i) arise out of Taxes not in default and payable without penalty or interest or the validity of which is being contested in good faith by appropriate proceedings, (ii) are mechanics', carriers', workers', repairmen's, or other similar liens that do not, individually or in the aggregate, exceed $1,000.00, (iii) do not have a Material Adverse Effect, or (iv) are scheduled on Schedule 1(d) attached hereto.

                  "PERSON"  means  any  natural  person,  corporation,   limited
         liability company, partnership, unincorporated association, firm, trust or other entity.

                  "SELLER'S PARENT" means HomeGold Financial, Inc.

                  "TAXES" means all types of taxes of any kind, including, without limitation, income, franchise, gross receipt, transfer, value added, sales, use, wage and/or employment or unemployment, excise, disability, real and personal property, superfund, capital or other taxes, levies, imports, duties, license and registration fees, assessments and governmental charges of any nature whatsoever relating to or in lieu of any of the foregoing, together with any interest, penalties, fines, assessments and deficiencies related thereto.

         2. PURCHASE PRICE. The "Purchase Price" shall be comprised of (i) $150,000 cash at Closing, (ii) a $35 million 8% cumulative preferred capital interest in Purchaser (the "Preferred Capital Interest in Purchaser") during the period set forth in Section 3 below, and (iii) a non-voting economic interest in Purchaser during the period set forth in Section 3 below. The Preferred Capital Interest of Seller in Purchaser and the non-voting economic interest of Seller in Purchaser shall have the rights and preferences set forth in the Operating Agreement of Purchaser, a copy of which is attached hereto as Exhibit A.

         3. DURATION OF SELLER'S PREFERRED CAPITAL INTEREST AND NON-VOTING ECONOMIC INTEREST IN PURCHASER. The non-voting economic interest of Seller in Purchaser shall continue until the aggregate distributions to Seller with respect to such interest equal $170 million or until the Business is sold by Purchaser. In the event of a sale by Purchaser of the Business, Purchaser shall cause the agreement for the purchase and sale of the Business to provide that 50% of the gross proceeds of such sale shall be paid by the buyer of the Business from Purchaser directly to Seller; provided, however, that the sum of the aggregate distributions to Seller with respect to the non-voting economic interest and the payment of sales proceeds to Seller shall not exceed $170 million. After distributions to Seller with respect to its non-voting economic interest in Purchaser shall be equal to $170 million, the distributions formerly applicable to the non-voting economic interest shall apply to the Preferred

Capital Interest in Purchaser until Seller shall have received an additional $35 million together with accrued interest thereon. The Preferred Capital Interest in Purchaser shall also be entitled to a preference in the liquidation of Purchaser until Seller shall have received aggregate distributions with respect to the Preferred Capital Interest in Purchaser of $35 million plus accrued interest thereon.


         4, PRE-CLOSING COVENANTS, MANAGEMENT AND ADMINISTRATION OF SELLER PENDING CLOSING. In order to complete the purchase of the Business during the period from the Effective Date to the Closing Date, the parties agree to do the following:

                  4.1 GENERAL. Each of the Parties will use its commercially reasonable efforts to take all action and to do all things necessary, proper or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Sections 10 and 11 below).

                  4.2 NOTICES AND CONSENTS. Seller will give any notices to third parties and use its commercially reasonable efforts to obtain any third-party consents required by the matters referred to in Section 5(b) below. Each of the Parties will give any notices to, make any filings with, and use its commercially reasonable efforts to obtain any required authorizations, consents, and approvals of Governmental Bodies.

                  4.3 MANAGEMENT OF BUSINESS. (a) Upon execution of this Agreement Ronald J. Sheppard, Chairman of the Board and CEO of Seller's Parent shall resign from the Board of Directors and from all offices in Seller or Seller's Affiliates. From the date this Agreement is executed until the Closing, Purchaser is hereby given the right to manage the Business and direct its operations, utilizing its business offices, employees and the Assets. Purchaser will use its commercially reasonable efforts to maintain the Business in the ordinary course of such business and at not less than the level of activity existing during the third quarter of the calendar year 2002. Seller will pay Purchaser management fees at the rate of Fifty Thousand Dollars ($50,000.00) per month from the execution of this Agreement to the Closing Date. Purchaser will use commercially reasonable efforts to maintain normal relations with Seller's customers (i.e., brokers, investment bankers, and others who purchase and sell loans to, for or on behalf of, Seller) up to the Closing. Purchaser as manager will cause Seller not to engage in any practice or undertake any policy not in the ordinary course of business pending the Closing which would have the effect of reducing the volume of its purchase and/or sale of mortgage loans of a quality similar to (or better than) the quality of loans presently in the pipeline to be purchased and sold.

                           (b) To the extent  that  Seller has  Agreements  with
                  brokers and sales persons which are assignable at the Closing, Purchaser will designate which of such agreements it may wish to assume. In respect to those Agreements, Seller will execute

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                                       8

                  a written assignment as of the Closing, assigning Seller's interest in such contracts which will be assumed.

                  4.4      INTENTIONALLY OMITTED.

                  4.5 NOTICE OF DEVELOPMENTS. Each Party will give prompt notice to the other Party of any material adverse development causing a breach of any of its own representations and warranties in this Agreement. No disclosure by any Party pursuant to this Section 4.5, however, shall be deemed to amend or supplement the Schedules hereto or to prevent or cure any such misrepresentation, breach of warranty or breach of covenant that might otherwise have existed hereunder by reason of the development.

                  4.6 ADMINISTRATION OF PENDING LOAN PURCHASES AND SALES. Prior to the Closing, Seller will have existing executory agreements in relation to certain mortgage loans. In regard thereto, the following understandings and allocations shall apply:

                           (A) FUNDED  LOANS.  All loans which have funded prior
                  to the Closing Date shall be the sole property of Seller, and all rights (including the rights to income and profits therefrom) and all obligations related thereto shall remain with Seller.


                           (B) UNFUNDED LOANS. Purchaser shall review all pending loans which are not likely to close and be funded by the Closing Date. Purchaser shall as soon as reasonably practicable notify Seller as to which of such loans Purchaser desires to accept or reject the assignment. For purposes of completing all agreements regarding loans in the pipeline which Purchaser accepts, it may be necessary for the purchases and/or sales of such loans to close in the name of Seller although Purchaser will be administering the closing. Therefore, for valuable consideration, receipt of which is hereby acknowledged, Seller hereby appoints Purchaser as its attorney-in-fact and in its place, name and stead to (i) complete each such purchase or sale, (ii) enter into and execute as attorney in fact for Seller all purchase and/or sales agreements and/or amendments thereto related to such transactions as have then been accepted by Purchaser, (iii) enter into and execute any agreements with third parties (including escrow holders, financial institutions, insurers, government agencies, consultants, inspectors, brokers, contractors, accountants, attorneys, engineers and the like) as may be necessary to complete the respective transaction(s) and (iv) enter into and execute agreements with any financial institution(s) in any manner deemed necessary to complete the monetary allocation(s) of funds and make deposits and withdrawals in conjunction therewith. This power of attorney herein granted is irrevocable and coupled with an interest and survives the Closing of the transactions contemplated by this Agreement.

                  4.7 EXISTING OFFICE LEASES. Presently, Seller is the tenant/lessee of 8 office leases which will be assigned to Purchaser at the Closing. Those leases are generally described in Schedule 4.7 attached hereto and by this reference made a part hereof. At the Closing, the building leases to each of the offices described on
         Schedule 4.7 will be assigned by Seller to Purchaser.  Therefore, prior

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                                       9

         to the Closing, Seller shall execute a standard form assignment of each of the Office Leases to Purchaser and obtain the Landlord's consent thereto (without changes to the respective leases), or shall execute a sublease with Purchaser on substantially the same terms and conditions as are contained in the respective office lease(s). All rents and other obligations accruing under each Lease assigned to Purchaser will be prorated as of the Closing Date. Seller shall be responsible for all rents and other obligations accruing up to the Closing Date, and Purchaser shall be responsible therefore after the Closing Date. Seller will cooperate with Purchaser and use commercially reasonable efforts in obtaining consents to assignments of all leases to be assigned.

                  4.8. EQUIPMENT LEASES. Attached hereto is Schedule 4.8 which sets forth a schedule of all of the equipment leases to be assigned by Seller to Purchaser at the Closing. Upon the Closing, Seller will deliver to Purchaser an individual assignment of each such equipment lease to be assigned, together with the lessor's unconditional consent to such lease without any change in the lease's terms. The rent under any such equipment lease shall be prorated to the Closing Date.

                  4.9 ASSETS. In regard to the Assets to be purchased by Purchaser at the Closing, the Parties agree to do the following:

                           (a) At the Closing,  Seller will deliver to Purchaser
                  a standard form bill of sale conveying to Purchaser title to all of the Equipment. Title is to be conveyed free and clear of any Encumbrance by any third party or by Seller or any of Seller's Affiliates.

                           (b) At the Closing,  Seller will deliver to Purchaser
                  a standard form assignment conveying to Purchaser all right, title and interest to all of the Intellectual Property, free and clear of any Encumbrances except the claim or lien of any valid license agreement. (Said assignment also will include Seller's rights in all such license agreements, if any).

               4.10 SERVICE CONTRACTS. Seller has heretofore entered into the Contracts as set forth on Schedule 1(ii). At the Closing, each Contract is to be assigned to Purchaser (to the extent that it is assignable), and any obligations to pay service charges thereunder shall be accrued to the Closing. Seller shall be responsible for all charges accruing to the Closing and Purchaser shall be responsible for all charges accruing after the Closing. The Parties understand that Purchaser is not assuming, and is not liable for, any obligation, activity or event related to any such Contract which accrues, arises or is incurred prior to the Closing.

                4.11 EMPLOYEES. It is anticipated that Purchaser will offer employment to certain present employees of the Business. Responsibility for all such present employees of Seller as of the Closing is as follows:

                           (a) There is attached hereto marked Schedule  4.11(a)
                  a list of Seller's present employees to whom Purchaser intends to tender an employment offers (said tender in each instance to be subject to the closing of the purchase and sale contemplated by this Agreement and subject to such terms and conditions as are acceptable to Purchaser). Such employment, if it commences, will commence as of the Closing Date. Purchaser is to be responsible for each such employee so employed only after the Closing and only in respect to express written obligations made by Purchaser which accrue or occur after the Closing.

                           (b) Purchaser assumes no obligation accruing or occurring up to the Closing nor any obligation arising out of Seller's employment agreements with any employee. Thus, Seller is to be responsible for all wages, salaries, employment and unemployment taxes, workmen's compensation, health insurance, vacation pay, sick leave or allowance/pay, and pension/profit sharing benefits (if any) up to the Closing in respect to all employees, and Purchaser will have no responsibility therefor. Purchaser's obligations will be limited to the terms and conditions of each new employment agreement it consummates with the employees it elects to contract. Additionally, the parties understand that Seller is not to be responsible or liable for decisions which Purchaser makes, or may make, regarding the employment of (or refusal to employ) any one or more of the persons named on Schedule 4.11(a). In the event that Purchaser violates, or is alleged to violate, any employment law applicable to the employment or non-employment of any such person(s) and Seller is made a party to any action or proceeding as a result thereof, Purchaser hereby holds Seller harmless for any loss pertaining to said action or proceeding.

                           (c) Seller shall be  responsible  to pay for all sums
                  owing to all of its employees up to the Closing and shall be responsible for severance benefits, if any, owing to all such employees.

                           (d) Except as set forth in Section 4.11(a), Purchaser
                  shall have no responsibility for any Employees of Seller at any time (whether before or after the Closing) where such employees are not on Schedule 4.11(a) and employed by Purchaser after the Closing.

                  4.12 PROVIDING INFORMATION. Seller agrees to make available to Purchaser in a timely manner at Seller's place of business in Columbia, South Carolina, and its other offices listed on Schedule 4.7 attached hereto during normal business hours access to physically review all documents, books of account, correspondence and other writings relating to the Business and reasonably requested by Purchaser. Purchaser is to be provided copies of any such written materials it may reasonably request which are reasonably related to this Agreement, the purchase of the Assets, Assumed Liabilities and the Business.

                  4.13 USE OF NAME. The Parties understand that Seller is to retain exclusive legal rights in all states of the United States wherein Seller is, or has been, doing business under the names "HomeGold, Inc." and any other names which Seller has utilized in the Business to use each and all such names.

                  4.14 OTHER CONSENTS . At the Closing Seller will provide to Purchaser the following: (i) a certificate from the Secretary of Carolina Investors, Inc. certifying that its Board of Directors has duly approved the transaction herein set forth, and (ii) a certificate from the Secretary of Seller that Seller's Board of Directors and sole shareholder (Seller's Parent) has duly approved the Agreement. In each Certificate, the respective Secretary shall include the specific resolution approved.


         5. REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER.

         Seller hereby represents, warrants and covenants that the statements contained in this Section 5 are correct as of the date of this Agreement and will be correct as of the Closing.

                  (A) ORGANIZATION.  Seller is a corporation duly  incorporated, validly existing and in good standing under the laws of the State of South Carolina. Seller has all requisite power and authority to own or lease its properties and Assets in the Business in the manner now owned or leased, to carry on the Business as and where now being conducted and to enter into this Agreement, and perform its obligations hereunder.

                  (B) ENFORCEABLE OBLIGATION. Except as set forth on Schedule 5(b), the execution, delivery and performance of this Agreement and all instruments and documents to be delivered by Seller hereunder, (i) are within the power and authority of Seller, (ii) do not require the consent or approval of, or filing, registration or qualification with, any Governmental Body or any other Person other than as otherwise provided herein, (iii) will not conflict with, result in the breach of, or constitute a Default under, any of the terms, conditions or provisions of the Articles of Incorporation or Bylaws of Seller, (iv) will not violate any Laws or Orders of any Governmental Body, (v) will not conflict with, result in the breach of, or constitute a Default under any material indenture, mortgage, deed of trust, lease, agreement, contract, license or other instrument to which Seller is a party or by which it or any of its property is bound and (vi) will not result in the creation or imposition of any Encumbrance upon any property of Seller, other than as contemplated by this Agreement and the documents executed in connection with the transactions contemplated hereby, provided that if the loss arises as a result of a breach of any warranty in part (iv), (v) or (vi) hereof, there shall not be deemed to be a Default if the breach did not result in a Material Adverse Effect. This Agreement and the other agreements and other instruments attached as Exhibits and Schedules hereto to which Seller or any of its Affiliates is a signatory have been duly authorized, executed and delivered by Seller and/or its Affiliate(s) as the case may be, and constitute the legal, valid and binding obligations of Seller and/or its Affiliate(s), enforceable in accordance with their terms, except as
         (A) such enforcement may be limited by the laws of bankruptcy, insolvency, reorganization, moratorium, or other similar laws which affect the enforceability of creditors' rights generally, and (B) general equitable principles and general standards of commercial reasonableness whether considered in a proceeding in equity or at law.

                  (C) QUALIFICATION; LOCATION OF BUSINESS AND ASSETS. Seller is duly qualified and in good standing as a foreign corporation, duly authorized to do business in the jurisdictions in which it has its offices.

                  (D) TITLE TO ASSETS; CONDITION; POSSESSION UNDER LEASE.

                           (i) As of the  Closing,  Seller  will  have  good and
                  valid title to all of the Assets except those disposed of in the ordinary course of business after this Agreement is executed but before the Closing; and none of such properties or Assets is subject to any Encumbrance, except Permitted Encumbrances.

                           (ii) The Assets are in good order and proper  repair,
                  except for (A) minor items of Equipment which will require replacement or repair in the ordinary course of business, the temporary lack of use of which will not materially disrupt normal production, (B) minor defects which do not interfere in a material way with the continued use thereof; and (c) reasonable wear and tear.

                           (iii) Each lease or license of an Asset is a valid and existing obligation and, except as set forth in Schedule 5(b), enforceable in accordance with its terms and, to the knowledge of Seller, fully transferable to Purchaser at Closing.

                           (iv) Except as set forth on Schedule 5(d)-1, no third
                  Person owns or has any rights in any Asset.

                  (E)      LITIGATION; OBSERVANCE OF LAWS.

                           (i) LITIGATION.  Except as set forth on Schedule 5(e)
                  hereto, there is no litigation, at law or in equity, or any proceeding before any Governmental Body or any arbitration pending, or, to the knowledge of Seller, threatened against or relating to the Assets or the Business, which is likely to involve any material risk of any judgment or Liability not covered by insurance, which, if adversely decided, would have a Material Adverse Effect, or which seeks to enjoin the consummation of, or questions the validity of, any of the transactions contemplated hereby, or which would question the validity or enforceability or impair the validity or enforceability of or the ability of Seller to perform its obligations under this Agreement or any agreement contemplated hereby, and no Order of any Governmental Body or arbitrator has been issued against or binds Seller which has, or could have, a Material Adverse Effect or the Business or the Assets.

                           (ii) GOVERNMENTAL ORDER VIOLATIONS.  Seller is not in
                  violation or Default with respect to any Order of any arbitrator or Governmental Body relating to the Business where such violation or Default is likely to have a Material Adverse Effect on any of the Assets or Assumed Liabilities, and to the Knowledge of Seller, there is no basis for there to be declared any such violation or Default.

                           (iii) VIOLATIONS OF LAWS. To Seller's Knowledge, Seller is not in violation of any Laws relating to the Business (including, without limitation, environmental laws), the violations of which would have a Material Adverse Effect.

                           (iv) EFFECT OF AGREEMENT. The execution of this Agreement, the transfer of the Business to Purchaser, and the operation of the Business by Purchaser after the Closing is not in violation of any agreement to which Seller is a party (or will be a party at the Closing) and which is transferred to Purchaser at the Closing.

                  (F) LICENSES, PERMITS, ETC. Seller possesses adequate Licenses, to conduct the Business substantially as now and heretofore conducted, and, to the Knowledge of Seller, except as otherwise set forth on Schedule 5(f) hereto, without any conflict with the rights of others in any such license, except where such conflict would not have a Material Adverse Effect. Except for matters previously remedied, Seller has no Knowledge of any termination, revocation or limitation of, or of the pendency or threatened commencement of any proceeding to terminate, revoke or limit any such licenses, by the Governmental Body issuing the same.

                  (G) ERISA COMPLIANCE. For purposes of this section the term Plan means each pension, profit sharing, thrift or other retirement plan, employee stock ownership plan, deferred compensation, stock option, stock purchase, performance share, bonus or other incentive plan, severance plan, health, group insurance or other welfare plan, or other similar plan, agreement, policy or understanding, including without limitation, any "employee benefit plan" within the meaning of
         Section 3(3) of ERISA, under which Seller or any ERISA Affiliate has any current or future obligation or Liability or under which any employee of Seller or any ERISA Affiliate has any current or future right to benefits. Each such Plan shall remain the sole responsibility of Seller after the Closing, and Seller hereby warrants and represents that Purchaser shall have no responsibility therefore nor be required to assume the same.

                  (H) DEALINGS WITH OFFICERS, DIRECTORS AND SHAREHOLDERS. Except as set forth on Schedule 5(h), to the knowledge of Seller, no officer, director or shareholder of Seller, or any Affiliate of any such officer, director or shareholder (each, a "Related Party"), (i) has any interest in any Assets (iii) has loaned to or borrowed funds from Seller which relates to the Assets in the Business, which funds remain outstanding or (iv) has any contractual or other claim, express or implied, of any kind whatsoever against Seller's Assets or the Business.

                  (I) COMPLIANCE. Except as set for in Schedule 5(i), Seller has obtained all permits, licenses and other authorizations which are required by any applicable laws ("Laws") related solely to (i) its method of operation and (ii) the loans in the pipeline at the Closing which are assigned to Purchaser.

                  (J) EMPLOYMENT AGREEMENTS. Other than those Employment Agreements related to those Persons listed on Schedule 5(j) to this Agreement, there are no Employment Agreements between Seller and those employees of Seller listed on Schedule 4.11(a) that are not terminable at will without cause.


                  (K) LABOR DISPUTES. There is neither pending nor to the knowledge of Seller, threatened any labor dispute, strike or work stoppage involving employees of Seller which affects or which may affect its Business. To the knowledge of Seller, there are no union organization efforts relating to employees of the Business or any representation question involving recognition as a collective bargaining agent for any employees of the Business. There is not pending or, to the Knowledge of Seller, threatened any charge or complaint against Seller by the National Labor Relations Board or any representative thereof which relates to the Business. There have been no strikes, walkouts or work stoppages involving employees of the Business in the last five years.

                  (L) INTELLECTUAL PROPERTY.

                           (i) To  Seller's  knowledge,  Seller  owns or has the
                  right to use all Intellectual Property used solely in the operation of its Business. Seller has taken reasonable measures to protect the proprietary nature of each item of Intellectual Property used solely in its Business and to maintain in confidence all trade secrets and confidential information that it owns or uses in connection with its Business. To the knowledge of Seller no other Person has any rights to any of the Intellectual Property used in Seller's Business (except pursuant to agreements or licenses specified in Schedule 5(l)-(1), and, no other Person is infringing, violating or misappropriating any of the Intellectual Property used in Seller's Business.

                           (ii) The Business, operations and activities of Seller's Business as presently conducted or as conducted at any time within the three years prior to the date of this Agreement, have not infringed or violated, or constituted a misappropriation of, and do not now infringe or violate, or constitute a misappropriation of, any Intellectual Property rights of any other Person. Seller has received no complaint, claim or notice alleging any such infringement, violation or misappropriation.

                           (iii) Schedule 5(l)-2 identifies each copyright, trademark or trade name registration which has been issued to or is owned by Seller with respect to any Intellectual Property solely used in, relating to or arising out of Seller's Business; identifies each pending patent, domain name, trade name or trademark application for registration which Seller has made or which Seller owns with respect to any Intellectual Property used solely in, relating to or arising out of Seller's Business; identifies, with respect to each such patent, domain name, trade name or trademark registration or application, the jurisdiction or jurisdictions where such filings have been made and identifies each license or other agreement pursuant to which Seller has granted any rights to, or has been granted any rights by, a third Person with respect to any such Intellectual Property. Seller has made available to Purchaser correct and complete copies of all such licenses and agreements (as amended to date) and has made available to Purchaser correct and complete copies of all other written documentation evidencing ownership of, and any claims or disputes relating to, each such item, as well as all patents and trademark registrations and applications.

                  (M) BOOKS OF ACCOUNT; AUDITS AND INVESTIGATIONS. Seller has made available to Purchaser all responses to auditors' inquiry letters received in the past three years, if available, and all letters to

         Seller from the auditors during such period related to the Business and/or any related activity.

                  (N) DISCLAIMER OF OTHER REPRESENTATIONS AND WARRANTIES NOT CONTAINED IN THE AGREEMENT; KNOWLEDGE. Seller does not make, and has not made, any representations or warranties relating to Seller, the Assets, or the Business, or otherwise in connection with the transactions contemplated hereby, or any agreements attached as Exhibits hereto and the transactions contemplated thereby, other than those expressly set forth herein. No Person has been authorized by Seller to make any representation or warranty relating to Seller, the Business or the Assets or otherwise in connection with the transactions contemplated hereby and, if made, such representation or warranty must not be relied upon as having been authorized hereunder. Moreover, certain disclosures made herein are for informational purposes only and are not intended to signify materiality.


         6. REPRESENTATIONS, WARRANTIES AND COVENANTS OF PURCHASER. Purchaser represents, warrants and covenants to Seller that the statements contained in this Section 6 are correct and complete as of the date of this Agreement and shall be correct and complete as of the Closing.

                  (A) ORGANIZATION AND AUTHORIZATION. Purchaser is a limited liability company duly organized and validly existing and in good standing under the laws of South Carolina and has all requisite power and authority to enter into this Agreement and the agreements contemplated hereunder and to consummate the transactions contemplated hereby.

                  (B) TRANSACTIONS ARE LEGAL AND AUTHORIZED; ENFORCEABLE OBLIGATION. The execution, delivery and performance of this Agreement and all other instruments and documents contemplated hereunder to be executed by the Purchaser and the compliance with all the provisions hereof and thereof are within the power and authority of Purchaser. This Agreement and the other agreements and other instruments attached as Exhibits and Schedules hereto to which Purchaser is a signatory have been duly authorized, executed and delivered by Purchaser as the case may be, and constitute the legal, valid and binding obligations of Purchaser, enforceable in accordance with their terms, except as (A) such enforcement may be limited by the laws of bankruptcy, insolvency, reorganization, moratorium, or other similar laws which affect the enforceability of creditors' rights generally, and (B) general equitable principles and general standards of commercial reasonableness.

                  (C) POWER AND AUTHORITY RELATIVE TO TRANSACTION. Purchaser has full corporate power and authority and has taken all required action necessary to permit it to execute and deliver and to carry out the terms of this Agreement and all other documents or instruments required or contemplated hereby and none of such actions will materially violate any law, rule, statute or ordinance applicable to Purchaser, violate any provisions of Purchaser's Certificate or Articles of Incorporation or Bylaws, as amended, or result in any breach of any material agreement, instrument, order or judgment to which Purchaser is a party or by which its assets may be bound.

                  (D) SELLER'S PREFERRED CAPITAL INTEREST AND ECONOMIC INTEREST IN PURCHASER. The Preferred Capital Interest and economic interest in Purchaser represented in Purchaser's Operating Agreement have been duly authorized, validly issued, and constitute valid interests in Purchaser enforceable in accordance with the terms of said Operating Agreement.

           7. CLOSING. The Closing shall take place at the offices of Purchaser on Closing Date, or at such other place as the Parties may mutually agree. The address of Purchaser is 113 Reed Ave., Lexington, SC. All documents and consideration shall be exchanged between the parties on that date.

         8. CLOSING AND POST-CLOSING COVENANTS. The Parties agree as follows with respect to the Closing and the period thereafter:

                           (a) COOPERATION. Seller will cooperate with Purchaser
                  in regard to loans that are in the pipeline as of the Closing and as more particularly set forth in subpart 4.6(b) above. In conjunction therewith, unless Purchaser rejects a particular transaction at or prior to the Closing as set forth in subpart 4.6(b), Seller will deliver to Purchaser at the Closing all documents required after the Closing to complete any purchase and/or sale and will allow Purchaser to close the transaction in Seller's name after the Closing. In such event, Seller is to be reimbursed at the close of the respective purchase and/or sale for any moneys advanced by Seller to the seller and/or purchaser of the mortgage loans as a part of the purchase and/or sales price. The remaining net cash recovery, if any, from the respective purchase and/or sale is allocated to, and the property of, Purchaser.

                           (b) LICENSING. If requested by Purchaser, Seller will
                  continue to provide licensing to Purchaser as a dba (or will allow loans to be closed in its name and using its licenses with appropriate controls to protect Seller) for up to 180 days after the Closing Date while Purchaser and Seller complete the transfer of the loan pipeline of unfunded loans of Seller which Purchaser elects to accept.

                           (c)      EMPLOYEE MATTERS.

                                    (i)  OFFER  OF  EMPLOYMENT.  On the  Closing
                           Date, Purchaser will offer employment to the employees of Seller listed on Schedule 4.11(a) on terms and conditions determined by Purchaser in its sole discretion. All employees of Seller accepting Purchaser's offers of employment shall be employed on an "at will" basis including those employees listed on both Schedule 4.11(a) and Schedule 5(j). The parties understand that if an employee listed on both Schedules is offered employment by Purchaser and accepts such employment, his or her employment contract listed on Schedule 5(j) will be terminated concurrently with the Closing.


                                    (ii) EMPLOYEE FILES. To the extent permitted
                           by law and to the extent that releases have been obtained from the employee, on the Closing Date, Seller shall deliver to a designee of Purchaser a copy of all historical personnel and medical records of each of Seller's employees listed on Schedule 4.11(a), including, but not limited to, employment agreements, confidentiality and noncompete agreements, employment applications, corrective action reports, disciplinary reports, notices of transfer, notices of salary/wage changes and other similar documents.

                            (d) TAX  COOPERATION.  After Closing,  Purchaser and
                  Seller shall cooperate and exchange information relating to the acquired Assets as is necessary in (A) filing any return or report for Taxes, amended return or claim for refund (herein "Tax Returns"), (B) determining any Tax liability or a right to refund of Taxes, (C) conducting any audit or other proceeding in respect of Taxes, or (D) effectuating the terms of this Agreement related to Taxes. Any information obtained shall be kept confidential except as may be otherwise necessary in connection with filing any Tax Return, determining any Tax liability or right to the refund of any Taxes, or in conducting or defending any audit or other proceeding in respect of Taxes.

                           (e) TRANSITION.  Seller will not take any action that
                  is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of Seller from creating a business relationship with Purchaser after the Closing. Seller will refer all customer inquiries relating to the Business of Seller to Purchaser from and after the Closing.

                           (f)  LIMITATION  ON  RIGHT  TO  SELL  THE   BUSINESS.
                  Purchaser hereby  agrees  that  it  will  not  enter  into   a
                  consolidation or merger, a share exchange, a sale, lease exchange, or transfer of all or substantially all of
                  Purchaser's assets unless Earn-out payments and proceeds to Seller from such a transaction, together with satisfaction of Seller's Preferred Capital Interest in Purchaser will be equal to $205 million plus all accrued interest on such Preferred Capital Interest in Purchaser.

                            (g)  GENERAL.  In case at any time after the Closing
                  any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as the other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Section 13 below). On the Closing Date or as soon after as practicable, and in no event later than ten days after the Closing Date, Seller shall make available to Purchaser all original Books and Records, agreements and documents in its files pertaining to the Equipment and Assumed Liabilities except that Seller may retain copies of any tax returns and copies of other Books and Records related thereto to the extent reasonably necessary for the preparation of tax returns of Seller, and, where necessary, to document the closing financial statements of Seller and any representations or warranties provided by Seller under this Agreement, provided that Seller agrees to keep such information confidential except to the extent disclosure is required by law.

                           (h) FURTHER ASSURANCES.  At the Closing and from time
                  to time after the Closing, at the request of any Party and without further consideration, the other Party shall promptly execute and deliver such certificates and other instruments of sale, conveyance, assignment and transfer, and take such other action, as may reasonably be requested to more effectively confirm (i) any right obtained by Purchaser hereunder, (ii) any obligation expressly assumed by Purchaser herein, (iii) the ownership of any Asset and (iv) placing Purchaser in possession of the Assets at no expense to Purchaser. To the extent that any consents, waivers or approvals necessary to effectively transfer Seller's rights to contracts or avoid a default thereunder are not obtained prior to the Closing, Seller shall use its commercially reasonable efforts to: (A) provide to Purchaser, at the request of Purchaser, the benefits of any such Asset, and hold the same in trust for Purchaser; (B) cooperate in any reasonable and lawful arrangement approved by Purchaser which is designed to provide such benefits to Purchaser; and (C) enforce and perform, at the request of Purchaser and for the account of Purchaser, any rights or obligations of Seller arising from any such Asset against or in respect of any third person, including the right to elect to terminate any contract, arrangement or agreement in accordance with the terms thereof upon the advice of Purchaser.

         9. TAX INDEMNIFICATION. Pursuant to the provisions of Section 13, Seller shall indemnify and hold harmless Purchaser and its Affiliates from and against all Taxes of Seller attributable to its Assets or operations for any taxable year or period ending on or before the Closing Date, including any sales, use or other excise Tax arising as a result of the transactions contemplated by this Agreement. Purchaser shall indemnify and hold harmless Seller from and against any and all Taxes attributable to the Business for any period beginning after the Closing Date. The Parties agree that the liability for all ad valorem Taxes with respect to the Assets through the Closing shall be allocated to Seller. Additionally, Seller shall indemnify Ronald J. Sheppard from and against any unexpected adverse tax consequences arising out of a determination by the Internal Revenue Service that Ronald J. Sheppard has received taxable income upon the consummation of this Asset Purchase transaction.

         10. CONDITIONS TO OBLIGATION OF PURCHASER. The obligation of Purchaser to consummate the transactions contemplated herein in connection with the Closing is subject to satisfaction of the following conditions:

                  (A) the representations and warranties set forth in Section 5 above shall be true and correct in all material respects at and as of the Closing Date;

                  (B) Seller shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

                  (C) Seller shall have procured all of the third party consents listed in Schedule 5(b); provided that Purchaser (in its sole discretion) may elect to waive the failure to obtain one or more consents. Seller shall have received all authorizations, consents, and approvals of Governmental Bodies specified on Schedule 5(b), all on terms reasonably satisfactory to Purchaser;

                  (D) no action, suit, or proceeding shall be pending or to the Knowledge of Seller, threatened before any court or quasi-judicial or administrative agency of any federal, state or local jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (iii) affect adversely the right of the Purchaser to own the Assets and conduct the Business after the Closing Date;

                  (E) Seller shall have delivered to Purchaser certificates dated as of the Closing Date certifying (i) that attached thereto is a true and complete copy of the Articles of Incorporation of Seller and all amendments thereto, (ii) that attached thereto is a true and complete copy of the bylaws of Seller and all amendments thereto, (iii) that Seller has satisfied each of the closing conditions set forth in Sections 10(a)-(d) of this Agreement, (iv) as to the incumbency and genuineness of the signature of each officer of Seller executing this Agreement or any of the other documents contemplated hereby, and (v) of the Secretaries required by Section 4.14;

                  (F) Seller shall have delivered to Purchaser such documents as are contemplated by Section 4 hereof;

                  (G) At least 80% of the employees listed on Schedule 4.11(a) shall have entered into employment arrangements with Purchaser on terms reasonably satisfactory to Purchaser; and

                  (H)  Purchaser  shall have entered into an assignment of the 8 leases (or such portion thereof it accepts) for the Real Property from which the Business presently is conducted, pursuant to standard form assignments or obtained subleases as set forth in Section 4.7 above. Notwithstanding the above, if the landlord(s) is unwilling to enter into an assignment, Seller, if permitted by the landlord, will enter into a sublease agreement on substantially the same terms and conditions as the lease. Nothing herein contained shall prevent Purchaser from rejecting any lease without further consideration to Seller. Purchaser may waive any condition specified in this Section 10 if it executes a writing so stating at or prior to the Closing.

                  (I) Seller shall have loaned $5 million to R-DOC, LLC, an affiliate of Purchaser, and shall have caused property at 113 Reed Avenue in Lexington, South Carolina and property known as the Klapman at West Columbia, SC be transferred to R-DOC, LLC in consideration of $3,444,679.71. In consideration of such loan and such transfer, R-DOC, LLC shall deliver to Seller at Closing its promissory note in the amount of $8,444,679.71 payable in 60 equal quarterly payments of principle and interest at 7 1/2 % per annum in the amount of $234,849.66 (the "R-DOC Note") which note shall be secured by a security interest in all assets of R-DOC, LLC (the "R-DOC Security Agreement").

         11. CONDITIONS TO OBLIGATION OF SELLER. The obligation of Seller to consummate the transactions contemplated herein in connection with the Closing is subject to satisfaction of the following conditions:

                  (A) The representations and warranties set forth in Section 6 above shall be true and correct in all material respects at and as of the Closing Date;

                  (B) Purchaser shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

                  (C) Purchaser shall have accepted the lease assignments and sublease(s) or other documents contemplated by Section 4 hereof;

                  (D) Purchaser shall have delivered to Seller an executed copy of the Operating Agreement of Purchaser in form attached hereto as Exhibit A;

                  (E) Purchaser shall have delivered to Seller the R-DOC Note and the R-DOC Security Agreement in form and substance satisfactory to Seller and its counsel;

                  (F)  Ronald  J.   Sheppard   shall  have   entered   into  the
         Stockholders Agreement in the form attached hereto as Exhibit B.;

                  (G) Ronald J. Sheppard shall have resigned as a director and from all other offices of Seller, Seller's Parent and any affiliates thereof; and

                  (h) Seller's Parent shall have received an opinion from Smith Capital, Inc. of Charlotte, NC that the transactions contemplated by this Agreement are fair from a financial point of view to the shareholders of Seller's Parent.

                  Seller may waive any condition specified in this Section 11 if it executes a writing so stating at or prior to the Closing.

         12. SIMULTANEOUS TRANSACTIONS. All transactions to be effected under this Agreement at the Closing shall be deemed to occur in the order herein specified, if any, but shall occur nearly simultaneously and no such transaction shall be deemed to have occurred unless all such transactions have occurred. All documents required to be delivered at the Closing by any Party hereunder, including this Agreement, shall be delivered at (or prior to) the Closing. No such document shall be released therefrom until all documents have been delivered at the Closing, whereupon all shall be deemed released together.

         13.  INDEMNIFICATION.

                  (A)  INDEMNIFICATION  BY SELLER.  Subject  to  Section  13(d),
         Seller shall indemnify and hold harmless Purchaser from and against, the entirety of any costs, fees, Liabilities, Taxes, charges, claims, expenses and damages, including reasonable legal fees and expenses (both those incurred in connection with the defense or prosecution of the indemnifiable claim and those incurred in connection with the enforcement of this provision) and reasonable costs of investigation, actually incurred or as and actually paid by Purchaser or any of its respective subsidiaries or Affiliates, or any of its respective officers, directors or employees (collectively, "Purchaser Losses") as a result of:

                           (i) the purchase,  ownership,  use,  distribution  or
                  other transfer related to the assets retained by Seller or liabilities other than the Assumed Liabilities;

                           (ii) any and all actions, suits, proceedings,  claims
                  or  demands   incident  to  any  of  the   foregoing  or  such
                  indemnifications.

                  (B) INDEMNIFICATION BY PURCHASER. Subject to Section 13(d), Purchaser agrees to indemnify and hold harmless the Seller from and against, without duplication, all costs, fees, Liabilities, Taxes, charges, claims, expenses and damages, including reasonable legal fees and expenses (both those incurred in connection with the defense or prosecution of the indemnifiable claim and those incurred in connection with the enforcement of this provision) and reasonable costs of investigation, as and actually incurred or as and actually paid by Seller (collectively, "Seller Losses") as a result of:

                           (i) any  misrepresentation  contained in or breach of
                  or failure to perform any of Purchaser's representations, warranties, covenants or agreements contained herein or in any agreement, certification, schedule, exhibit or writing delivered by it pursuant hereto, or in connection herewith;

                           (ii) any and all actions, suits, proceedings,  claims
                  or  demands   incident  to  any  of  the   foregoing  or  such
                  indemnifications.

                  Purchaser   Losses  and  Seller   Losses   are   referred   to
         collectively as "Losses." Purchaser Covered Actions and Seller Covered Actions are referred to collectively as "Covered Actions."

                  (C)      LOSS INDEMNITY PROCEDURE.

                           (i) Upon  learning of the  commencement  of a Covered
                  Action or the actual receipt by the Party claiming a right of indemnification (the "Indemnified Party") of information relating to the purported existence of facts or circumstances which could result in the commencement of a Covered Action or other incurrence of Loss, the Indemnified Party shall promptly, but no later than ten (10) working days after learning of such commencement or receipt, give written notice thereof, with reasonable specificity of the facts as then known, to the Party or Parties having the indemnification obligation (the "Indemnifying Party" without regard to number) provided, however, failure to give timely notice shall not release the Indemnifying Party of its obligations hereunder except, and only, to the extent the Indemnifying Party suffers actual prejudice as a proximate result of such failure.

                           (ii) The  Indemnifying  Party shall have the right to
                  assume the defense of any' such Covered Action by giving written notice (the "Assumption Notice") to the Indemnified Party within ten (10) working days after notice is given pursuant to Subsection (c)(i) above, which Assumption Notice shall state that (A) it agrees that the claimant is entitled to indemnification hereunder and that any resulting Loss is a Purchaser Loss or a Seller Loss, as the case may be, for which it is or they are liable; and (B) it agrees to assume the defense thereof in the name and on behalf of the Indemnified Party with counsel reasonably satisfactory to the Indemnified Party, in either event at the sole cost and expense of the Indemnifying Party; provided, however, (1) all such costs and expenses of the foregoing counsel, if not paid by the Indemnifying Party and instead paid by the Indemnified Party shall be Losses indemnifiable by the Indemnifying Party under
                  Section 13(a) or (b), as the case may be, (2) the Indemnified Party, notwithstanding the timely delivery of an Assumption Notice, may participate in such Covered Action through counsel separately selected and paid for by the Indemnified Party, and
                  (3) if no Assumption Notice is timely given, or despite the giving of the Assumption Notice the defendants in any Covered Action include both the Indemnified Party and the Indemnifying Party, and the Indemnified Party shall have reasonably concluded that there may be legal defenses available to it which are different from or additional to those available to the Indemnifying Party, or if there is a conflict of interest which would prevent counsel for the Indemnifying Party from also representing the Indemnified Party, the Indemnified Party shall have the right to select one separate counsel to conduct the defense of such action on its behalf, and all such costs and expenses shall be paid by the Indemnifying Party and, if paid by the Indemnified Party, shall be Losses under Section 13(a) or (b), as the case may be. The Indemnified Party may take such action with respect to a Covered Action as it may deem appropriate to protect against further damage or default, including obtaining an extension of time to answer the complaint or other pleading or filing an answer thereto.

                           (iii) Where Seller is the Indemnifying  Party, Seller
                  shall not consent to the entry of any judgment or enter into any settlement without the prior written consent of Purchaser, which shall not be unreasonably withheld or delayed. Where Purchaser is the Indemnifying Party, Purchaser shall not consent to the entry of any judgment or enter into any settlement without the written consent of Seller, which shall not be unreasonably withheld or delayed.

        (D) CERTAIN LIMITATIONS. The liability of Seller and Purchaser for claims under this Agreement shall be limited by the following:


                           (i) The amount of Losses otherwise  recoverable under
                  this Section 13 shall be reduced to the extent to which any Federal, state, local or foreign tax liabilities of Seller or Purchaser, as applicable, or any of their respective
                  Affiliates, is decreased by reason of any Loss in respect of which such Seller or Purchaser, as applicable, shall be entitled to indemnity under this Agreement (taking into consideration any income or gain for tax purposes resulting from the indemnity payment).

                           (ii) Any payment  required under this Section 13 paid
                  to the Purchaser or Seller, as the case may be, shall be treated by Purchaser and Seller as a further adjustment of the Purchase Price.


                           (iii) No Loss shall be recoverable by Seller or Purchaser pursuant to this Agreement, and no claim therefor shall be asserted for any purpose whatsoever hereunder, with respect to any matter or matters unless the aggregate amount thereof equals at least $50,000.

                           (iv) No Losses shall be  recoverable  by a Party with
                  respect to any matter which is covered by insurance, to the extent proceeds of such insurance or other third party indemnitor are paid or payable.

     (E) REMEDIES. The sole and exclusive remedies of both Purchaser and Seller hereunder or otherwise in connection with the transactions contemplated by this Agreement shall be the remedies set forth in this Section 13.

     14. CONFIDENTIALITY; PUBLIC ANNOUNCEMENTS. No Party hereto shall issue any press release or announcement, or make any reference to the Closing or to the transactions contemplated hereby to any third Person prior to the Closing without the prior written consent of the other Party hereto except as required by applicable law. Both Parties shall coordinate the announcement of the Closing, as to both the manner and content thereof.

     15.  TERMINATION; OPTION TO TERMINATE.

                  (A) TERMINATION OF AGREEMENT. The Parties may terminate this Agreement as provided below:

                           (i) Purchaser and Seller may terminate this Agreement
                  by mutual written consent at any time prior to the Closing;

                           (ii) Purchaser may terminate this Agreement by giving
                  written notice to Seller at any time prior to the Closing (A) in the event Seller or any Affiliate has breached any representation, warranty, or covenant contained in this Agreement in any material respect, provided Purchaser has notified Seller of the breach, and the breach has continued without cure for a period of five (5) business days after the notice of breach or (B) if the Closing shall not have occurred on or before December 31, 2002, by reason of the failure of any condition precedent under Section 10 hereof (unless the failure results primarily from Purchaser breaching any representation, warranty, or covenant contained in this Agreement); and

                           (iii) Seller may terminate  this  Agreement by giving
                  written  notice to  Purchaser at any time prior to the Closing
                  (A) in the event Purchaser has breached any material representation, warranty, or covenant contained in this Agreement in any material respect provided the Seller has notified the Purchaser of the breach, and the breach has continued without cure for a period of five (5) business days after the notice of breach or (B) if the Closing shall not have occurred on or before December 31, 2002, by reason of the failure of any condition precedent under Section 11 hereof (unless the failure results primarily from Seller or any Affiliate breaching any representation, warranty, or covenant contained in this Agreement).

     16. INTERMEDIARIES. No broker or finder has been involved in this transaction. Therefore, each party warrants and represents to the other that no broker's or finder's fee has been incurred as a result of the activities of the respective party hereto making the warranty.

     17.  NOTICES.

                  (A) All notices and other communications hereunder shall be in writing and shall be given by delivery in person, facsimile or other standard form of telecommunications, by overnight courier, or by registered or certified mail, return receipt requested to the Parties at their respective addresses set forth below, with copies as follows:



IF TO PURCHASER:                    EMMCO, LLC
                                    113 Reed Avenue
                                    Lexington, SC 29072
                                    Tel: (___)_________________
                                    Fax: (___)_________________
                                    E-Mail:____________________

WITH COPY TO:                       ___________________________
                                    ___________________________
                                    Tel: (   )_________________
                                    Fax: (   )_________________
                                    E-Mail:____________________

                                    ATTORNEYS FOR PURCHASER

IF TO SELLER:                       HOME GOLD, INC.
                                    1021 Briargate Circle
                                    Columbia, S.C. 29021
                                    Tel: (   )_________________
                                    Fax: (   )_________________
                                    E-Mail:____________________



WITH A COPY TO:                     Wyche, Burgess, Freeman & Parham
                                    44 E. Camperdown Way
                                    P.O. Box 728 (29602-0728)
                                    Greenville, SC 29601
                                    Attention: William W. Kehl, Esq.
                                    Tel: (864)242-8206
                                    Fax: (864)235-8900
                                    E-Mail: wkehl@wyche.com
                                    ATTORNEYS FOR SELLER

         Notice given by mail (registered or certified, return receipt requested) shall be deemed given three (3) business days after deposit with the United States Postal Service; notice given by facsimile after receipt of telecopied confirmation thereof; notice given by overnight courier shall be deemed given one business day after delivery into the custody and control of such overnight courier service for next day delivery; and notice delivered in person shall be deemed given on the business day of such delivery.

                  (B) Any Party hereto may change the address to which any notice or other communication shall be given by a notice to such effect complying with this Section 17(a).

     18. MISCELLANEOUS.

                  (A) RIGHTS CONFINED TO PARTIES. Nothing expressed or implied herein is intended or shall be construed to confer upon or give to any Person, other than the Parties hereto, and their respective heirs, executors, administrators, successors and assigns as permitted hereunder, any right, remedy, or claim under or by reason of this Agreement or of any term, covenant, or condition hereto, and all the terms, covenants, conditions, promises, and agreements contained herein shall be for the sole and exclusive benefit of the Parties hereto and their successors and assigns as permitted hereunder. There is no third party beneficiary of this Agreement.

                  (B) SURVIVAL. Except as otherwise specifically provided herein, all representations, warranties, covenants and agreements shall survive the Closing, regardless of any inspection or discovery, whether by reason of due diligence or otherwise, for a period of one year from Closing, except that representations, warranties, covenants and agreements with respect to the authorization, enforceability and validity of the execution and performance of this Agreement (Section 5(b) and 6(b)) shall survive for the maximum duration of the applicable statute of limitations. Claims for indemnification or claims in respect of anticipated Losses which are made during the appropriate survival period shall survive termination of such periods.

                  (C) ENTIRE AGREEMENT. This Agreement, together with the Exhibits and Schedules annexed hereto, and the agreements entered into in accordance with the terms hereof and contemplated hereby, constitute the entire understanding between the Parties hereto with respect to the subject matter hereof and thereof and supersede any and all prior agreements between the Parties hereto with respect to the subject matter hereof and thereof

                  (D) ASSIGNMENT. This Agreement is not assignable by either Party hereto and any purported assignment shall be null and void and of no effect. Notwithstanding the foregoing, Purchaser may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases Purchaser nonetheless shall remain primarily responsible for the payment and performance of all of its obligations hereunder).

                  (E) SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall not affect the validity or enforceability of any other provision in such jurisdiction or the validity or enforceability of such provision in any other jurisdiction.

                  (F) EFFECT OF HEADINGS. The Article, Section, Subsection, Exhibit and Schedule headings contained herein or therein are for convenience only and shall not affect the construction hereof.

                  (G) GOVERNING LAW. The provisions of this Agreement, and all the rights and obligations of the Parties hereunder, shall be governed by and construed in accordance with the laws of the State of South Carolina applicable to agreements made and to be performed wholly within such State, without giving effect to any choice or conflict of law provision that would cause the application of the laws of any jurisdiction other than the State of South Carolina..

                  (H) COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original, and all such counterparts shall constitute but one instrument.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                  (I) EXPENSES. Each party shall bear the respective legal, accounting and other costs and expenses of any nature, relating to or in connection with the negotiation of this Agreement and the consummation of the transactions contemplated hereby, incurred by each of them, whether or not this Agreement is consummated or terminated.

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement or caused same to be executed by their respective officers or other representatives thereunto duly authorized, as of the date first above written.

HOME GOLD , INC.
a South Carolina corporation


By: /s/ Forrest Ferrell
    -----------------------------------
      President

By: /s/ Karen A. Miller
    -----------------------------------
Type Name:  Karen A. Miller
Title:  Secretary


EMMCO, LLC
 a South Carolina limited liability company


By: /s/ Ronald Sheppard
    -----------------------------------
Type Name: Ronald Sheppard
Title:  Manager


         Emmco Credit Corp., Inc. hereby assigns to Emmco, LLC all of its right, title and interest in that certain Asset Purchase Agreement dated November 19, 2002 between HomeGold, Inc. and Emmco Credit Corp., Inc. and hereby consents to the substitution of Emmco, LLC as the purchaser under said agreement in place of Emmco Credit Corp., Inc.

  EMMCO CREDIT CORP, INC.
a South Carolina corporation


By: /s/ Ronald Sheppard
    -----------------------------------
Type Name: Ronald J. Sheppard
Title:  Manager

List of Exhibits

Exhibit A         Operating Agreement of Emmco, LLC
Exhibit B         Stockholders Agreement


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List of Schedules

Schedule 1(i)              Equipment

Schedule 1(ii)             Contracts

Schedule 1(a)              Assumed Liabilities

Schedule 1(b)              Broker Agreements

Schedule 1(c)              Excluded Assets

Schedule 1(d)              Permitted Encumbrances

Schedule 4.7               Office Leases

Schedule 4.8               Equipment Leases

Schedule 4.11(a)           Employees of Seller to be Employed by Purchaser

Schedule 5(b)              Exceptions as to Enforceability

Schedule 5(d)-1            Third Party Rights in Assets

Schedule 5(e)              Litigation

Schedule 5(f)              Exceptions to Licensing and Permits

Schedule 5(h)              Exceptions to Dealings with Officers, Directors and
                           Stockholders

Schedule 5(i)              Exceptions as to Compliance

Schedule 5(j)              Certain Employments not Terminable at Will

Schedule 5(l)-(1)          Third Party Rights in Seller's IP

Schedule 5(l)-(2)          Copyrights, Trade Names, Trademarks and Patents